Exhibit 23.1







To the Board of Directors
   Redox Technology Corporation
   Alameda, California

We hereby consent to your incorporation in this Form SB-2 Registration Statement of our report dated April 15, 2004 for the two years ended December 31, 2003, and to our being named as an expert.

/s/ Malone & Bailey, PLLC
-------------------------
www.malone-bailey.com
Houston, Texas


June 3, 2004